Exhibit 99.1

Security Federal Corporation Announces Participation in U.S. Treasury’s
Community Development Capital Initiative

Aiken, South Carolina (September 29, 2010) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank, today announced that it was approved to participate in United States Department of the Treasury’s (the “Treasury”) Community Development Capital Initiative (“CDCI”).  The CDCI was established by the Treasury to invest lower cost capital in Community Development Financial Institutions (“CDFI”), supporting their efforts to provide credit to small businesses and other qualified customers during this challenging economic period.

In connection with its participation in the CDCI, the Company (i) exchanged all $18.0 million aggregate liquidation preference amount of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), previously sold to the Treasury pursuant to the TARP Capital Purchase Program, for $18.0 million aggregate liquidation amount of the Company’s newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), (ii) sold  400,000 shares of its common stock at $10.00 per share in a private offering to board members of the Company as a result of a required match, for aggregate gross proceeds of $4.0 million; and (iii) received an additional $4.0 million investment from the Treasury through the sale of an additional $4.0 million aggregate liquidation preference amount of Series B Preferred Stock to the Treasury.  The additional $4.0 million investment from the Treasury was contingent upon the completion of the $4.0 million match through a private offering of common stock.

Participation in the CDCI will provide the Company with $4.0 million in additional capital, along with the $4.0 million from the sale of additional common stock and lowers the cost of capital received from the Treasury.  The annual dividend rate on the Series A Preferred Stock was 5% and was to have increased to 9% on February 15, 2014.  The annual dividend rate on the Series B Preferred Stock will be 2% for the first eight years from the date of issuance and 9% thereafter if still then outstanding.  The Company and Security Federal Bank must maintain eligibility as a community development financial institution (“CDFI”) under Treasury regulations, otherwise, the annual dividend rate on the Series B Preferred Stock will increase to 5% if it is not corrected within 180 days and will further increase to 9% if not corrected after 270 days.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; changes in the level and trend of loan delinquencies and write-offs; economic conditions in the Company’s primary market area; results of examinations of us by the Office of Thrift Supervision or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2010.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.